UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2026

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2628 Pearl Road, Medina, Ohio	44256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RPM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment of Accounts Receivable Securitization Facility

On May 27, 2026, RPM International Inc. (the “Company”) amended its existing $300.0 million accounts receivable securitization facility (the “A/R Facility”) by entering into (i) Amendment No. 11 to Amended and Restated Receivables Purchase Agreement, dated as of May 27, 2026 (the “RPA Amendment”), among the Company, RPM Funding Corporation, a special purpose entity (the “SPE”) whose voting interests are wholly owned by the Company, certain purchasers from time to time party thereto, PNC Bank, National Association, as administrative agent, and PNC Capital Markets LLC, as structuring agent, and (ii) Amendment No. 14 to Second Amended and Restated Receivables Sale Agreement, dated as of May 27, 2026 (the “RSA Amendment”, and together with the RPA Amendment, the “Amendments”), among certain subsidiaries of the Company (the “Originators”) and the SPE.

Among other things, the Amendments:

•	remove the credit spread adjustment for SOFR-based credit extensions;

•	eliminate the interest coverage ratio financial covenant;

•	clarify that the Applicable Margin (as defined in the RPA Amendment) applies to both SOFR-based and alternate-base-rate credit extensions, in accordance with the parties’ past practice;

•

add a leverage ratio financial covenant that the Company must comply with if the Company does not maintain an investment grade public debt rating with at least two specified rating agencies, which to the extent applicable requires that the Company not permit its leverage ratio (defined as the ratio of consolidated total indebtedness (less unencumbered cash and cash equivalents) to consolidated EBITDA for the four most recent fiscal quarters) as at the end of any fiscal quarter to exceed 3.75 to 1.0 (subject to adjustment as set forth in the RPA Amendment) (this financial test, to the extent applicable, is substantively identical to a similar covenant already contained in the Company’s revolving credit facility); and

•

conform the A/R Facility in certain other respects to the Company’s revolving credit facility, including increasing the judgment-based amortization event threshold from $150 million to $250 million and the material-indebtedness-based amortization event threshold from $150 million to $250 million for the Company and its subsidiaries (other than the Originators) and from $20 million to $50 million for any Originator.

The description contained herein of the Amendments is qualified in its entirety by reference to the full text of the Amendments, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending May 31, 2026, and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2026, in connection with his planned retirement, Timothy R. Kinser resigned from his position as Vice President – Operations of the Company. Effective that same date, Mr. Kinser became Project Management Officer of RPM Enterprises, Inc., a subsidiary of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)
Date June 2, 2026

/s/ Tracy D. Crandall
Tracy D. Crandall Vice President, General Counsel, Chief Compliance Officer and Secretary